EXHIBIT 4.2

FORM OF GLOBAL SUBORDINATED NOTE

CHOICEONE FINANCIAL SERVICES, INC.

3.25% FIXED TO FLOATING Subordinated Note due SEPTEMBER 3, 2031

THE INDEBTEDNESS EVIDENCED BY THIS SUBORDINATED NOTE IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO SENIOR INDEBTEDNESS (AS DEFINED IN SECTION 3 OF THIS SUBORDINATED NOTE) OF CHOICEONE FINANCIAL SERVICES, INC. (THE “COMPANY”) AND DEPOSITORS OF CHOICEONE BANK, INCLUDING OBLIGATIONS OF THE COMPANY TO ITS GENERAL AND SECURED CREDITORS AND IS UNSECURED. IT IS INELIGIBLE AS COLLATERAL FOR ANY EXTENSION OF CREDIT BY THE COMPANY OR ANY OF ITS SUBSIDIARIES.

THIS SUBORDINATED NOTE IS A GLOBAL SUBORDINATED NOTE WITHIN THE MEANING OF SECTION 5 OF THIS SUBORDINATED NOTE AND IS REGISTERED IN THE NAME OF CEDE & CO AS NOMINEE OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR ANOTHER NOMINEE OF DTC. THIS SUBORDINATED NOTE IS EXCHANGEABLE FOR SUBORDINATED NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN SECTION 5 OF THIS SUBORDINATED NOTE, AND NO TRANSFER OF THIS SUBORDINATED NOTE (OTHER THAN A TRANSFER OF THIS SUBORDINATED NOTE AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES SPECIFIED IN THIS SUBORDINATED NOTE.

UNLESS THIS SUBORDINATED NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SUBORDINATED NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO, OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS SUBORDINATED NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS SUBORDINATED NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 5 OF THIS SUBORDINATED NOTE.

IN THE EVENT OF LIQUIDATION ALL HOLDERS OF SENIOR INDEBTEDNESS OF THE COMPANY SHALL BE ENTITLED TO BE PAID IN FULL WITH SUCH INTEREST AS MAY BE PROVIDED BY LAW BEFORE ANY PAYMENT SHALL BE MADE ON ACCOUNT OF PRINCIPAL OF OR INTEREST ON THIS SUBORDINATED NOTE. AFTER PAYMENT IN FULL OF ALL SUMS OWING TO SUCH HOLDERS OF SENIOR INDEBTEDNESS, THE

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HOLDER OF THIS SUBORDINATED NOTE, TOGETHER WITH THE HOLDERS OF ANY OBLIGATIONS OF THE COMPANY RANKING ON A PARITY WITH THE SUBORDINATED NOTES, SHALL BE ENTITLED TO BE PAID FROM THE REMAINING ASSETS OF THE COMPANY THE UNPAID PRINCIPAL AMOUNT OF THIS SUBORDINATED NOTE PLUS ACCRUED AND UNPAID INTEREST THEREON BEFORE ANY PAYMENT OR OTHER DISTRIBUTION, WHETHER IN CASH, PROPERTY OR OTHERWISE, SHALL BE MADE (I) WITH RESPECT TO ANY OBLIGATION THAT BY ITS TERMS EXPRESSLY IS JUNIOR IN THE RIGHT OF PAYMENT TO THE SUBORDINATED NOTES OR (II) ON ACCOUNT OF ANY SHARES OF CAPITAL STOCK OF THE COMPANY.

THE INDEBTEDNESS EVIDENCED BY THIS SUBORDINATED NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE “FDIC”) OR ANY OTHER GOVERNMENT AGENCY OR FUND.

THIS SUBORDINATED NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $1,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS SUBORDINATED NOTE IN A DENOMINATION OF LESS THAN $1,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS SUBORDINATED NOTE FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON THIS SUBORDINATED NOTE, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS SUBORDINATED NOTE.

THIS SUBORDINATED NOTE MAY BE SOLD ONLY IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS SUBORDINATED NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE SECURITIES LAWS.

CERTAIN ERISA CONSIDERATIONS:

THE HOLDER OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SUBORDINATED NOTE OR

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ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER: (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER PLAN, OR ANY OTHER PERSON OR ENTITY USING THE “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO FINANCE SUCH PURCHASE OR (ii) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN.

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No. 2031-[●]	CUSIP 170386-AA4(5)

CHOICEONE FINANCIAL SERVICES, INC.

3.25% FIXED TO FLOATING Subordinated Note due SEPTEMBER 3, 2031

1.                Subordinated Notes. This Subordinated Note is one of an issue of notes of ChoiceOne Financial Services, Inc., a Michigan corporation (the “Company”) designated as the 3.25% Fixed to Floating Rate Subordinated Notes due September 3, 2031 (the “Subordinated Notes”) issued pursuant to the Subordinated Note Purchase Agreement, dated as of the Issue Date (as defined herein), between the Company and the several purchasers of the Subordinated Notes identified on the signature pages thereto (each, a “Purchase Agreement” and collectively, the “Purchase Agreements”).

2.                Payment. The Company, for value received, promises to pay to Cede & Co., as nominee of The Depository Trust Company (“DTC”), or its registered assigns, the principal sum of __________ (U.S.) (_________), plus accrued but unpaid interest on September 3, 2031 (“Stated Maturity”) and to pay interest thereon (i) from and including the original issue date of the Subordinated Notes to but excluding September 3, 2026 or the earlier redemption date contemplated by Section 4 of this Subordinated Note (the “Fixed Rate Period”), at the rate of 3.25% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months and payable semi-annually in arrears on March 1 and September 1 of each year (each, a “Fixed Interest Payment Date”), beginning March 1, 2022, and (ii) from and including September 3, 2026 to but excluding the Stated Maturity or the earlier redemption date contemplated by Section 4 of this Subordinated Note (the “Floating Rate Period”), at the rate per annum equal to the Benchmark (defined in Section 2(a) below), reset quarterly, plus 255 basis points, or such other rate as determined pursuant to this Section 2, computed on the basis of a 360-day year and the actual number of days elapsed and payable quarterly in arrears on March 1, June 1, September 1, and December 1 of each year (each, a “Floating Interest Payment Date”). In the event that the interest rate for the Floating Rate Period is less than zero, the interest rate for such Floating Rate Period shall be deemed to be zero. An “Interest Payment Date” is either a Fixed Interest Payment Date or a Floating Interest Payment Date, as applicable. Any payment of principal of or interest on this Subordinated Note that would otherwise become due and payable on a day which is not a Business Day shall become due and payable on the next succeeding Business Day, with the same force and effect as if made on the date for payment of such principal or interest, and no interest will accrue in respect of such payment for the period after such day.

(a)              Definitions.

(i)               “Administrator” means the Federal Reserve Bank (“FRB”), the Federal Reserve Bank of New York (“FRBNY”), or a committee officially endorsed or convened by the FRB or FRBNY as the administrator of SOFR, or any successor thereto.

(ii)             “Benchmark” means, initially, Three-Month Term SOFR; provided that if the Company determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark

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Replacement. “Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (A) the Company cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (B) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first of the following alternatives that can be determined by the Company as of the Benchmark Replacement Date: (1) Compounded SOFR; (2) the sum of: (a) the alternate rate that has been selected or recommended by the Administrator as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment; (3) the sum of: (a) the ISDA Fallback Rate, and (b) the Benchmark Replacement Adjustment; or (4) the sum of: (a) the alternate rate that has been selected by the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. Dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

(iii)           “Benchmark Replacement Adjustment” means the first of the following alternatives that can be determined by the Company as of the Benchmark Replacement Date: (A) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Administrator for the applicable Unadjusted Benchmark Replacement; (B) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and (C) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar-denominated floating rate securities at such time.

(iv)           “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (A) in the case of Section 2(a)(v)(A), the relevant Reference Time in respect of any determination; (B) in the case of Section 2(a)(v)(B) or (C), the later of (1) the date of the public statement or publication of information referenced therein and (2) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or (C) in the case of Section 2(a)(v)(D), the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR). For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

(v)             “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (A) if the Benchmark is Three-

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Month Term SOFR, (1) the Administrator has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (2) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Administrator is not complete or (3) the Company determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible; (B) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; (C) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or (D) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

(vi)           “Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banks in the State of Michigan are generally authorized or required by law or executive or other governmental order to be closed.

(vii)         “Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Company in accordance with: (A) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Administrator for determining Compounded SOFR; provided that: (B) if, and to the extent that, the Company determines that Compounded SOFR cannot be determined in accordance with clause (A) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Company giving due consideration to any industry-accepted market practice for U.S. Dollar-denominated floating rate securities at such time. For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment (if applicable) and the spread of 255 basis points per annum.

(viii)       “Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

(ix)           “Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (A) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (B) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

(x)             “ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the 2006 ISDA Definitions published by the International Swaps and

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Derivatives Association, Inc. (“ISDA”) or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time (“ISDA Definitions”), to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment. “ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

(xi)           “Reference Time” with respect to any determination of the Benchmark means (A) if the Benchmark is Three-Month Term SOFR, the time determined by the Company after giving effect to the Three-Month Term SOFR Conventions, and (B) if the Benchmark is not Three-Month Term SOFR, the time determined by the Company after giving effect to any technical, administrative or operational changes (including changes to the definition of “interest period,” timing and frequency of determining rates with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Company decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company decides that adoption of any portion of such market practice is not administratively feasible or if the Company determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company determines is reasonably necessary) (the “Benchmark Replacement Conforming Changes”).

(xii)         “SOFR” means the secured overnight financing rate published by the Administrator on the FRBNY’s website. “Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Administrator. “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Administrator at the Reference Time for any interest period, as determined by the Company after giving effect to the Three-Month Term SOFR Conventions. All percentages used in or resulting from any calculation of Three-Month Term SOFR shall be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.

(xiii)       “Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “interest period,” timing and frequency of determining Three-Month Term SOFR with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Company decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Company decides that adoption of any portion of such market practice is not administratively feasible or if the Company determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Company determines is reasonably necessary).

(xiv)        “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

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(b)             Effect of Benchmark Transition Event.

(i)               If the Company determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Subordinated Notes during the Floating Rate Period in respect of such determination on such date and all determinations on all subsequent dates. In connection with the implementation of a Benchmark Replacement, the Company will have the right to make Benchmark Replacement Conforming Changes from time to time.

(ii)             Notwithstanding anything set forth in Section 2(b)(i) above, if the Company determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the provisions set forth in this Section 2(b)(ii) will thereafter apply to all determinations of the interest rate on the Notes during the Floating Rate Period. After a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Notes for each interest period during the Floating Rate Period will be an annual rate equal to the Benchmark Replacement plus 255 basis points.

(iii)           The Company is expressly authorized to make certain determinations, decisions and elections under the terms of the Subordinated Notes, including with respect to the use of Three-Month Term SOFR as the Benchmark and under this Section 2(b)(iii). Any determination, decision or election that may be made by the Company under the terms of the Subordinated Notes, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or selection (A) will be conclusive and binding on the Noteholders absent manifest error, (B) will be made in the Company’s sole discretion, and (C) notwithstanding anything to the contrary herein, shall become effective without consent from the Noteholders or any other party.

(iv)           If the then-current Benchmark is Three-Month Term SOFR, the Company will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and the payment of interest during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the Company, then the relevant Three-Month Term SOFR Conventions will apply.

3.                Subordination. The indebtedness of the Company evidenced by this Subordinated Note, including the principal and interest on this Subordinated Note, shall be subordinate and junior in right of payment to the prior payment in full of all existing claims of creditors of the Company and depositors of ChoiceOne Bank (the “Bank”), whether now outstanding or subsequently created, assumed, guaranteed or incurred (collectively, “Senior Indebtedness”), which shall consist of principal of (and premium, if any) and interest, if any, on: (a) all indebtedness and obligations of, or guaranteed or assumed by, the Company for money borrowed, whether or not evidenced by bonds, debentures, securities, notes or other similar instruments, and including, but not limited to, deposits of the Bank, and all obligations to the Company’s general and secured creditors; (b) any deferred obligations of the Company for the payment of the purchase

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price of property or assets acquired other than in the ordinary course of business; (c) all obligations, contingent or otherwise, of the Company in respect of any letters of credit, bankers’ acceptances, security purchase facilities and similar direct credit substitutes; (d) any capital lease obligations of the Company; (e) all obligations of the Company in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar arrangements or derivative products; (f) any obligation of the Company to its general creditors, as defined for purposes of the capital adequacy regulations of the Federal Reserve applicable to the Company, as the same may be amended or modified from time to time; (g) all obligations that are similar to those in clauses (a) through (f) of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise arising from an off-balance sheet guarantee; (h) all obligations of the types referred to in clauses (a) through (g) of other persons secured by a lien on any property or asset of the Company, and (i) in the case of (a) through (h) above, all amendments, renewals, extensions, modifications and refundings of such indebtedness and obligations; except “Senior Indebtedness” does not include (i) the Subordinated Notes, (ii) any obligation ranking on parity with, or subordinated to, the Subordinated Notes, or (iii) any indebtedness between the Company and any of its subsidiaries or Affiliates. This Subordinated Note is not secured by any assets of the Company. The term “Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and their respective Affiliates.

In the event of liquidation of the Company, holders of Senior Indebtedness of the Company shall be entitled to be paid in full with such interest as may be provided by law before any payment shall be made on account of principal of or interest on this Subordinated Note. Additionally, in the event of any insolvency, dissolution, assignment for the benefit of creditors or any liquidation or winding up of or relating to the Company, whether voluntary or involuntary, holders of Senior Indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the Subordinated Notes, including this Subordinated Note. In the event of any such proceeding, after payment in full of all sums owing with respect to the Senior Indebtedness, the registered holders of the Subordinated Notes from time to time (each a “Noteholder” and, collectively, the “Noteholders”), together with the holders of any obligations of the Company ranking on a parity with the Subordinated Notes, shall be entitled to be paid from the remaining assets of the Company the unpaid principal thereof, and the unpaid interest thereon before any payment or other distribution, whether in cash, property or otherwise, shall be made (i) with respect to any obligation that by its terms expressly is junior to the right of payment to the Subordinated Notes or (ii) on account of any capital stock.

If there shall have occurred and be continuing (a) a default in any payment with respect to any Senior Indebtedness or (b) an event of default with respect to any Senior Indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have ceased to exist, no payments shall be made by the Company with respect to the Subordinated Notes. The provisions of this paragraph shall not apply to any payment with respect to which the immediately preceding paragraph of this Section 3 would be applicable.

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Nothing herein shall act to prohibit, limit or impede the Company from issuing additional debt of the Company having the same rank as the Subordinated Notes or which may be junior or senior in rank to the Subordinated Notes.

4.                Redemption.

(a)               Redemption Prior to Fifth Anniversary. This Subordinated Note shall not be redeemable by the Company in whole or in part prior to the fifth anniversary of the date upon which this Subordinated Note was originally issued (the “Issue Date”), except in the event of a: (i) Tier 2 Capital Event (as defined below); (ii) Tax Event (as defined below); or (iii) Investment Company Event (as defined below). Upon the occurrence of a Tier 2 Capital Event, a Tax Event or an Investment Company Event, the Company may redeem this Subordinated Note in whole or in part at any time, upon giving not less than 10 days’ notice to Noteholder at an amount equal to 100% of the outstanding principal amount being redeemed plus accrued but unpaid interest, to but excluding the redemption date. “Tier 2 Capital Event” means the receipt by the Company of an opinion of counsel to the Company to the effect that there is a material risk that this Subordinated Note no longer qualifies as “Tier 2” Capital (as defined by the Board of Governors of the Federal Reserve System (the “Federal Reserve”)) (or its then equivalent) as a result of a change in interpretation or application of law or regulation by any judicial, legislative or regulatory authority that becomes effective after the Issue Date. “Tax Event” means the receipt by the Company of an opinion of counsel to the Company that as a result of any amendment to, or change (including any final and adopted (or enacted) prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, there exists a material risk that interest payable by the Company on the Subordinated Notes is not, or within 120 days after the receipt of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes. “Investment Company Event” means the receipt by the Company of an opinion of counsel to the Company to the effect that there is a material risk that the Company is or, within 120 days after the receipt of such opinion will be, required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

(b)             Redemption on or after Fifth Anniversary. On or after the fifth anniversary of the Issue Date, this Subordinated Note shall be redeemable at the option of and by the Company, in whole or in part, at any time and from time to time upon any Interest Payment Date, at an amount equal to 100% of the outstanding principal amount being redeemed plus accrued but unpaid interest, to but excluding the redemption date, but in all cases in a principal amount with integral multiples of $1,000.

(c)              Partial Redemption. If less than the then outstanding principal amount of this Subordinated Note is redeemed, (i) a new Subordinated Note shall be issued representing the unredeemed portion without charge to the holder thereof and (ii) such redemption shall be effected on a pro rata basis as to the Noteholders. For purposes of clarity, upon a partial redemption, a like percentage of the principal amount of every Subordinated Note held by every Noteholder shall be redeemed and such partial redemption will be processed through DTC, in accordance with its rules and procedures, as a Pro Rata Pass-Through Distribution of Principal.

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(d)             No Redemption at Option of Noteholder. This Subordinated Note is not subject to redemption at the option of the Noteholder.

(e)               Effectiveness of Redemption. If notice of redemption has been duly given and notwithstanding that this Subordinated Note has been called for redemption but has not yet been surrendered for cancellation, on and after the date fixed for redemption, interest shall cease to accrue on the portion of this Subordinated Note called for redemption, this Subordinated Note shall no longer be deemed outstanding with respect to the portion called for redemption and all rights with respect to the portion of this Subordinated Note called for redemption shall forthwith on such date fixed for redemption cease and terminate unless the Company shall default in the payment of the redemption price, except only the right of Noteholder to receive the amount payable on such redemption, without interest.

(f)              Regulatory Approvals. Any such redemption shall be subject to receipt of any and all required federal and state regulatory approvals, including, but not limited to, the consent of the Federal Reserve. In the case of any redemption of this Subordinated Note pursuant to paragraph (b) of this Section 4, the Company will give the holder hereof notice of redemption, which notice shall indicate the aggregate principal amount of Subordinated Notes to be redeemed, not less than 30 nor more than 60 calendar days prior to the redemption date.

(g)             Purchase and Resale of the Subordinated Notes. Subject to any required federal and state regulatory approvals and the provisions of this Subordinated Note, the Company shall have the right to purchase any of the Subordinated Notes at any time in the open market, private transactions or otherwise. If the Company purchases any Subordinated Notes, it may, in its discretion, hold, resell or cancel any of the purchased Subordinated Notes.

5.                Global Subordinated Notes.

(a)              Provided that applicable depository eligibility requirements are met, the Subordinated Notes owned by Noteholders shall be issued in the form of one or more Global Subordinated Notes (each a “Global Subordinated Note”) registered in the name of DTC or another organization registered as a clearing agency under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and designated as Depositary by the Company or any successor thereto (the “Depositary”) or a nominee thereof and delivered to such Depositary or a nominee thereof.

(b)             Notwithstanding any other provision herein, no Global Subordinated Note may be exchanged in whole or in part for Subordinated Notes registered, and no transfer of a Global Subordinated Note in whole or in part may be registered, in the name of any person other than the Depositary for such Global Subordinated Note or a nominee thereof unless (i) such Depositary advises the Company in writing that such Depositary is no longer willing or able to properly discharge its responsibilities as Depositary with respect to such Global Subordinated Note, and no qualified successor is appointed by the Company within ninety (90) days of receipt by the Company of such notice, (ii) such Depositary ceases to be a clearing agency registered under the Exchange Act and no successor is appointed by the Company within ninety (90) days after obtaining knowledge of such event, (iii) the Company elects to terminate the book-entry system through the Depositary or (iv) an Event of Default (as defined in Section 6) shall have occurred

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and be continuing. Upon the occurrence of any event specified in clause (i), (ii), (iii) or (iv) of this Section 5(b), the Company or its agent shall notify the Depositary and instruct the Depositary to notify all owners of beneficial interests in such Global Subordinated Note of the occurrence of such event and of the availability of Subordinated Notes to such owners of beneficial interests requesting the same.

(c)              If any Global Subordinated Note is to be exchanged for other Subordinated Notes or canceled in part, or if another Subordinated Note is to be exchanged in whole or in part for a beneficial interest in any Global Subordinated Note, then either (i) such Global Subordinated Note shall be so surrendered for exchange or cancellation as provided in this Section 5 or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Subordinated Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Company or, if applicable, the Company’s registrar and transfer agent (“Registrar”), whereupon the Company or, if applicable, the Registrar, in accordance with the applicable rules and procedures of the Depositary (“Applicable Depositary Procedures”), shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Subordinated Note by the Depositary, accompanied by registration instructions, the Company shall execute and deliver any Subordinated Notes issuable in exchange for such Global Subordinated Note (or any portion thereof) in accordance with the instructions of the Depositary.

(d)             Every Subordinated Note executed and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Subordinated Note or any portion thereof shall be executed and delivered in the form of, and shall be, a Global Subordinated Note, unless such Subordinated Note is registered in the name of a person other than the Depositary for such Global Subordinated Note or a nominee thereof.

(e)              The Depositary or its nominee, as the registered owner of a Global Subordinated Note, shall be the holder of such Global Subordinated Note for all purposes under this Subordinated Note, and owners of beneficial interests in a Global Subordinated Note shall hold such interests pursuant to Applicable Depositary Procedures. Accordingly, any such owner’s beneficial interest in a Global Subordinated Note shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Depositary participants. If applicable, the Registrar shall be entitled to deal with the Depositary for all purposes relating to a Global Subordinated Note (including the payment of principal and interest thereon and the giving of instructions or directions by owners of beneficial interests therein and the giving of notices) as the sole holder of the Subordinated Note and shall have no obligations to the owners of beneficial interests therein. The Registrar shall have no liability in respect of any transfers undertaken by the Depositary.

(f)              The rights of owners of beneficial interests in a Global Subordinated Note shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such owners and the Depositary and/or its participants.

(g)             No holder of any beneficial interest in any Global Subordinated Note held on its behalf by a Depositary shall have any rights with respect to such Global Subordinated Note, and

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such Depositary may be treated by the Company and any agent of the Company as the owner of such Global Subordinated Note for all purposes whatsoever. Neither the Company nor any agent of the Company will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Subordinated Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, nothing herein shall prevent the Company or any agent of the Company from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as holder of any Subordinated Note.

6.                Events of Default; Acceleration; Compliance Certificate. Each of the following events shall constitute an “Event of Default:”

(a)                   the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in an involuntary case or proceeding under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, and such decree or order will have continued unstayed and in effect for a period of 60 consecutive days;

(b)                  the commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, or the consent by the Company to the entry of a decree or order for relief in an involuntary case or proceeding under any such law;

(c)            the Company (i) becomes insolvent or is unable to pay its debts as they mature, (ii) makes an assignment for the benefit of creditors, (iii) admits in writing its inability to pay its debts as they mature, or (iv) ceases to be a bank holding company under the Bank Holding Company Act of 1956, as amended;

(d)             the failure of the Company to pay any installment of interest on any of the Subordinated Notes as and when the same will become due and payable, and the continuation of such failure for a period of 30 days;

(e)              the failure of the Company to pay all or any part of the principal of any of the Subordinated Notes as and when the same will become due and payable;

(f)              the liquidation of the Company (for the avoidance of doubt, “liquidation” does not include any merger, consolidation, sale of equity or assets or reorganization (exclusive of a reorganization in bankruptcy) of the Company or any of its subsidiaries);

(g)                  the failure of the Company to perform any other covenant or agreement on the part of the Company contained in the Subordinated Notes, and the continuation of such failure for a period of 60 days after the date on which notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Company remedy the same, will have been given, in the manner set forth in Section 21, to the Company by the Noteholders of at least 50% in aggregate principal amount of the Subordinated Notes at the time outstanding; or the default by the

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Company under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company having an aggregate principal amount outstanding of at least $5,000,000, whether such indebtedness now exists or is created or incurred in the future, which default (i) constitutes a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period or (ii) results in such indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due and payable, in the case of clause (i), without such indebtedness having been discharged or, in the case of clause (ii), without such indebtedness having been discharged or such acceleration having been rescinded or annulled.

If an Event of Default described in subsections (a) or (b) above occurs, then the principal amount of all of the outstanding Subordinated Notes, and accrued and unpaid interest, if any, on all outstanding Subordinated Notes will become and be immediately due and payable without any declaration or other act on the part of any Noteholder, and the Company waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices. Notwithstanding the foregoing, because the Company will treat the Subordinated Notes as Tier 2 Capital, upon the occurrence of an Event of Default other than an Event of Default described in subsections (a) or (b) above, no Noteholder may accelerate the Stated Maturity of the Subordinated Notes and make the principal of, and any accrued and unpaid interest on, the Subordinated Notes, immediately due and payable. The Company, within 45 calendar days after the receipt of written notice from any Noteholder of the occurrence of an Event of Default with respect to this Subordinated Note, shall mail to all Noteholders, at their addresses shown on the Security Register (as defined in Section 14 below), such written notice of Event of Default, unless such Event of Default shall have been cured or waived before the giving of such notice as certified by the Company in writing.

7.                Failure to Make Payments. In the event of an Event of Default under subsections 5(c) or 5(d), the Company will, upon demand of Noteholder, pay to Noteholder the amount then due and payable on this Subordinated Note for principal and interest (without acceleration of the Note in any manner), with interest on the overdue principal and interest at the rate borne by this Subordinated Note, to the extent permitted by applicable law. If the Company fails to pay such amount upon such demand, Noteholder may, among other things, institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the property of the Company.

Upon the occurrence of a failure by the Company to make any required payment of principal or interest on this Subordinated Note, or an Event of Default, until such Event of Default is cured by the Company or waived by Noteholders in accordance with Section 17 hereof, the Company shall not, except as required by any federal or state governmental agency: (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock; (b) make any payment of principal of or interest or premium, if any, on, or repay, repurchase or redeem any indebtedness of the Company that ranks equal with or junior to the Subordinated Notes; or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Company’s common stock; (ii) any declaration of a non-cash dividend in

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connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock; (iv) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of the Company’s common stock related to the issuance of common stock or rights under any benefit plans for the Company’s directors, officers or employees or any of the Company’s dividend reinvestment plans.

8.                Affirmative Covenants of the Company.

(a)              Notice of Certain Events. To the extent permitted by applicable statute, rule or regulation, the Company shall provide written notice to Noteholder as soon as practicable, but in no event later than fifteen Business Days following the Company becoming aware of the occurrence of such event:

(i)               the Company or Bank, or any executive officer of the Company or Bank, becomes subject to any formal, written regulatory enforcement action (as defined by the applicable federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other authority, body or agency having supervisory or regulatory authority with respect to the Company, the Bank or any of their subsidiaries); or

(ii)             a transaction results in a change in ownership of fifty percent (50%) or more of the outstanding securities of the Company entitled to vote for the election of directors.

(b)             Payment of Principal and Interest. The Company covenants and agrees for the benefit of Noteholder that it will duly and punctually pay the principal of, and interest on, this Subordinated Note, in accordance with the terms hereof.

(c)              Maintenance of Office. The Company will maintain an office or agency in the city of Sparta, Michigan where Subordinated Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Subordinated Notes may be served.

The Company may also from time to time designate one or more other offices or agencies where the Subordinated Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the city of Sparta, Michigan. The Company will give prompt written notice to the Noteholders of any such designation or rescission and of any change in the location of any such other office or agency.

(d)             Corporate Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect: (i) the corporate existence of the Company; (ii) the existence (corporate or other) of each of its subsidiaries; and (iii) the rights (charter and statutory),

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licenses and franchises of the Company and each of its subsidiaries; provided, however, that the Company will not be required to preserve the existence (corporate or other) of any of its subsidiaries or any such right, license or franchise of the Company or any of its subsidiaries if the Board of Directors of the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its subsidiaries taken as a whole and that the loss thereof will not be disadvantageous in any material respect to the Noteholders.

(e)              Maintenance of Properties. The Company will, and will cause each of its subsidiaries to, cause all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section will prevent the Company or any of its subsidiaries from discontinuing the operation and maintenance of any of their respective properties if such discontinuance is, in the judgment of the Board of Directors of the Company or of any of its subsidiaries, as the case may be, desirable in the conduct of its business.

(f)              Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 8(a), Section 8(b), or Section 8(c) above, with respect to this Subordinated Note if before the time for such compliance the Noteholders of at least a majority in principal amount of the outstanding Subordinated Notes, by act of such Noteholders, either will waive such compliance in such instance or generally will have waived compliance with such term, provision or condition, but no such waiver will extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver will become effective, the obligations of the Company in respect of any such term, provision or condition will remain in full force and effect.

(g)             Company Statement as to Compliance. The Company will deliver to the Noteholders, within 120 days after the end of each fiscal year, a Certificate of the President covering the preceding calendar year, stating whether or not, to the best of his or her knowledge, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Subordinated Note (without regard to notice requirements or periods of grace) and if the Company will be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.

(h)             Tier 2 Capital. If all or any portion of the Subordinated Notes ceases to be deemed to be Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five years immediately preceding the Stated Maturity of the Subordinated Notes, the Company will immediately notify the Noteholders and thereafter the Company and the Noteholders will work together in good faith to execute and deliver all agreements as reasonably necessary and acceptable in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital; provided, however, that nothing contained in this Section 8(h) shall limit the Company’s right to redeem the Subordinated Notes upon the occurrence of a Tier 2 Capital Event pursuant to Section 4(a) or Section 4(b).

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(i)               Compliance with Laws. The Company shall comply, and cause each of its subsidiaries to comply, with the requirements of all laws, regulations, orders and decrees applicable to it or its properties, except for such noncompliance that would not reasonably be expected to result in a Material Adverse Effect (as such term is defined in the Purchase Agreement) (i) in the condition (financial or otherwise), or in the earnings of the Company or the respective subsidiary, whether or not arising in the ordinary course of business, or (ii) on the ability of the Company or the respective subsidiary, to perform its obligations under this Subordinated Note.

(j)               Taxes and Assessments. The Company shall pay when due and discharge all material taxes, assessments, and other governmental charges or levies imposed upon it or upon its income or upon any of its properties; provided, however, that no such taxes, assessments or other governmental charges need be paid if they are being contested in good faith by the Company.

9.                Negative Covenants of the Company.

(a)              Limitation on Dividends. The Company shall not declare or pay any dividend or make any distribution on capital stock or other equity securities of any kind of the Company if the Company is not “well capitalized” for regulatory capital purposes under Section 225.2(r) of Regulation Y immediately prior to the declaration of and after giving effect to such dividend or distribution, except for dividends payable solely in shares of common stock of the Company.

(b)             Merger or Sale of Assets. The Company shall not merge into another entity, effect a Change in Bank Control (as defined below) or convey, transfer or lease substantially all of its properties and assets to any person, unless:

(i)               the continuing entity into which the Company is merged or the person which acquires by conveyance or transfer or which leases substantially all of the properties and assets of the Company shall be a corporation, association or other legal entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and either expressly or as a matter of law assumes the due and punctual payment of the principal of and any premium and interest on the Subordinated Notes according to their terms, and the due and punctual performance of all covenants and conditions hereof on the part of the Company to be performed or observed; and

(ii)             immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

“Change in Bank Control” means the sale, transfer, lease or conveyance by the Company, or an issuance of stock by the Bank, resulting in ownership by the Company of less than eighty percent (80%) of the Bank.

10.             Denominations. The Subordinated Notes are issuable only in registered form without interest coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

11.             Charges and Transfer Taxes. No service charge will be made for any registration of transfer or exchange of this Subordinated Note, or any redemption or repayment of this

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Subordinated Note, or any conversion or exchange of this Subordinated Note for other types of securities or property, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of this Subordinated Note from Noteholder requesting such transfer or exchange.

12.             Payment Procedures. Payment of the principal and interest payable on the Stated Maturity will be made by check or by wire transfer in immediately available funds to a bank account in the United States designated by Noteholder if such Noteholder shall have previously provided wire instructions or by Automated Clearing House (ACH) to the Company, upon presentation and surrender of this Subordinated Note at the Payment Office (as defined in Section 21 below) or at such other place or places as the Company shall designate by notice to the Noteholders as the Payment Office, provided that this Subordinated Note is presented to the Company in time for the Company to make such payments in such funds in accordance with its normal procedures. Payments of interest (other than interest payable on the Stated Maturity) shall be made by wire transfer in immediately available funds or check mailed to the registered Noteholder of this Subordinated Note, as such person’s address appears on the Security Register (as defined below). Interest payable on any Interest Payment Date shall be payable to the Noteholder in whose name this Subordinated Note is registered at the close of business on the fifteenth calendar day prior to the applicable Interest Payment Date, without regard to whether such date is a Business Day (such date being referred to herein as the “Regular Record Date”), except that interest not paid on the Interest Payment Date, if any, will be paid to the Noteholder in whose name this Subordinated Note is registered at the close of business on a special record date fixed by the Company (a “Special Record Date”), notice of which shall be given to Noteholder not less than 10 calendar days prior to such Special Record Date (the Regular Record Date and Special Record Date are referred to herein collectively as the “Record Dates”). To the extent permitted by applicable law, interest shall accrue, at the rate at which interest accrues on the principal of this Subordinated Note, on any amount of principal or interest on this Subordinated Note not paid when due. All payments on this Subordinated Note shall be applied first against interest due hereunder; and then against principal due hereunder. Noteholder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Subordinated Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Subordinated Notes. In the event that Noteholder of this Subordinated Note receives payments in excess of its pro rata share of the Company’s payments to the Noteholders of all of the Subordinated Notes, then the Noteholder of this Subordinated Note shall hold in trust all such excess payments for the benefit of the Noteholders of the other Subordinated Notes and shall pay such amounts held in trust to such other Noteholders upon demand by such Noteholders.

13.             Form of Payment. Payments of principal and interest on this Subordinated Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

14.             Registration of Transfer, Security Register. Except as otherwise provided herein, this Subordinated Note is transferable in whole or in part, and may be exchanged for a like aggregate principal amount of Subordinated Notes of other authorized denominations, by Noteholder in person, or by his or her attorney duly authorized in writing, at the Payment Office. The Company shall maintain a register providing for the registration of the Subordinated Notes and any exchange or transfer thereof (the “Security Register”). Upon surrender or presentation of

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this Subordinated Note for exchange or registration of transfer, the Company shall execute and deliver in exchange therefor a Subordinated Note or Subordinated Notes of like aggregate principal amount, each in a minimum denomination of $1,000 or any amount in excess thereof which is an integral multiple of $1,000 (and, in the absence of an opinion of counsel satisfactory to the Company to the contrary, bearing the restrictive legend(s) set forth hereinabove) and that is or are registered in such name or names requested by Noteholder. Any Subordinated Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed and accompanied by a written instrument of transfer in such form as is attached hereto and incorporated herein, duly executed by Noteholder or its attorney duly authorized in writing, with such tax identification number or other information for each person in whose name a Subordinated Note is to be issued, and accompanied by evidence of compliance with any restrictive legend(s) appearing on such Subordinated Note or Subordinated Notes as the Company may reasonably request to comply with applicable law. No exchange or registration of transfer of this Subordinated Note shall be made on or after (i) the fifteenth day immediately preceding the Stated Maturity or (ii) the due delivery of notice of redemption.

15.             Priority. The Subordinated Notes rank pari passu among themselves and pari passu, in the event of any insolvency proceeding, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities or similar proceeding or any liquidation or winding up of the Company, with all other present or future unsecured subordinated debt obligations of the Company, except any unsecured subordinated debt that, pursuant to its express terms, is senior or subordinate in right of payment to the Subordinated Notes.

16.             Ownership. Prior to due presentment of this Subordinated Note for registration of transfer, the Company may treat the Noteholder in whose name this Subordinated Note is registered in the Security Register as the absolute owner of this Subordinated Note for receiving payments of principal and interest on this Subordinated Note and for all other purposes whatsoever, whether or not this Subordinated Note be overdue, and the Company shall not be affected by any notice to the contrary.

17.             Waiver and Consent.

(a)              Any consent or waiver given by the Noteholder of this Subordinated Note shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Subordinated Note and of any Subordinated Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Subordinated Note. No delay or omission of Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Any insured depository institution which shall be a Noteholder or which otherwise shall have any beneficial ownership interest in this Subordinated Note shall, by its acceptance of such Subordinated Note (or beneficial interest therein), be deemed to have waived any right of offset with respect to the indebtedness evidenced thereby.

(b)             No waiver or amendment of any term, provision, condition, covenant or agreement in the Subordinated Notes shall be effective except with the consent of the holders of more than 50% in aggregate principal amount (excluding any Subordinated Notes held by Company or any

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of its Affiliates) of the Subordinated Notes at the time outstanding; provided, however, that without the consent of each Noteholder of an affected Subordinated Note, no such amendment or waiver may: (i) reduce the principal amount of any Subordinated Note; (ii) reduce the rate of or change the time for payment of interest on any Subordinated Note; (iii) extend the maturity of any Subordinated Note, (iv) change the currency in which payment of the obligations of Company under the Subordinated Notes are to be made; (v) lower the percentage of aggregate principal amount of outstanding Subordinated Notes required to approve any amendment of the Subordinated Notes, (vi) make any changes to Section 7 (Failure to Make Payments) of the Subordinated Notes that adversely affects the rights of any Noteholder; or (vii) disproportionately affect any of the Noteholders of the then outstanding Subordinated Notes. Notwithstanding the foregoing, Company may amend or supplement the Subordinated Notes without the consent of the Noteholders to cure any immaterial ambiguity, defect or inconsistency or to provide for uncertificated Subordinated Notes in addition to or in place of certificated Subordinated Notes, or to make any change that does not adversely affect the rights of any Noteholder. No failure to exercise or delay in exercising, by any Noteholder, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. The rights and remedies provided in this Subordinated Note are cumulative and not exclusive of any right or remedy provided by law or equity. No notice or demand on Company in any case shall, in itself, entitle Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Noteholders to any other or further action in any circumstances without notice or demand. No consent or waiver, expressed or implied, by Noteholders to or of any breach or default by Company in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Company hereunder. Failure on the part of the Noteholders to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by the Noteholders of their rights hereunder or impair any rights, powers or remedies on account of any breach or default by Company.

18.             Absolute and Unconditional Obligation of the Company. No provisions of this Subordinated Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest on this Subordinated Note at the times, places and rate, and in the coin or currency, herein prescribed.

19.             Successors and Assigns. This Subordinated Note shall be binding upon the Company and inure to the benefit of the Noteholder and its respective successors and permitted assigns. The Noteholder may assign all, or any part of, or any interest in, the Noteholder’s rights and benefits hereunder as permitted under applicable law. To the extent of any such assignment, such assignee shall have the same rights and benefits against the Company and shall agree to be bound by and to comply with the terms and conditions of the Purchase Agreement as it would have had if it were the Noteholder hereunder.

20.             No Sinking Fund; Convertibility. This Subordinated Note is not entitled to the benefit of any sinking fund. This Subordinated Note is not convertible into or exchangeable for any of the equity securities, other securities or assets of the Company or any of its subsidiaries.

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21.             No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in this Subordinated Note, or for any claim based thereon or otherwise in respect thereof, will be had against any past, present or future shareholder, employee, officer, or director, as such, of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Subordinated Note by Noteholder and as part of the consideration for the issuance of this Subordinated Note. However, nothing in this Section 20 shall operate to release, discharge or waive the obligations of all directors of the Company to perform their respective fiduciary obligations in accordance with applicable law.

22.             Notices. All notices to the Company under this Subordinated Note shall be in writing and addressed to the Company at 109 East Division, Sparta, Michigan 49345, Attention: Chief Financial Officer, or to such other address as the Company may notify to the Holder (the “Payment Office”). All notices to the Noteholders shall be in writing and sent by first-class mail to each Noteholder at his or its address as set forth in the Security Register.

23.             Further Issues. The Company may, without the consent of the Noteholders of the Subordinated Notes, create and issue additional notes having the same terms and conditions of the Subordinated Notes (except for the Issue Date and issue price) so that such further notes shall be consolidated and form a single series with the Subordinated Notes.

24.             Governing Law; Interpretation. THIS SUBORDINATED NOTE WILL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF MICHIGAN AND WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MICHIGAN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF. THIS SUBORDINATED NOTE IS INTENDED TO MEET THE CRITERIA FOR QUALIFICATION OF THE OUTSTANDING PRINCIPAL AS TIER 2 CAPITAL UNDER THE REGULATORY GUIDELINES OF THE FEDERAL RESERVE, AND THE TERMS HEREOF SHALL BE INTERPRETED IN A MANNER TO SATISFY SUCH INTENT.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has caused this Subordinated Note to be duly executed and attested.

CHOICEONE FINANCIAL SERVICES, INC.

By:
Name:	Kelly J. Potes
Title:	Chief Executive Officer

ATTEST:

Name: Adom J. Greenland
Title: Chief Operating Officer

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PAYING AGENT’S/REGISTRAR’S CERTIFICATE OF AUTHENTICATION

This is one of the Subordinated Notes of ChoiceOne Financial Services, Inc. referred to in the Subordinated Note Purchase Agreement, dated as of the date upon which this Subordinated Note was originally issued, between the Company and the several purchasers of the Subordinated Notes identified in the signature pages thereto.

UMB BANK, NATIONAL ASSOCIATION

as Paying Agent/Registrar

By:
Name:	Damien Daley
Title:	Vice President
Dated:

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ASSIGNMENT FORM

To assign this Subordinated Note, fill in the form below: (I) or (we) assign and transfer this Subordinated Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint _______________________ agent to transfer this Subordinated Note on the books of the Company. The agent may substitute another to act for him.

Date: __________________________	Your signature: ___________________________________ (Sign exactly as your name appears on the face of this Subordinated Note) Tax Identification No: ____________________________

Signature Guarantee:

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

The undersigned certifies that it [is / is not] an Affiliate of the Company and that, to its knowledge, the proposed transferee [is / is not] an Affiliate of the Company.

In connection with any transfer or exchange of this Subordinated Note occurring prior to the date that is one year after the later of the date of original issuance of this Subordinated Note and the last date, if any, on which this Subordinated Note was owned by the Company or any Affiliate of the Company, the undersigned confirms that this Subordinated Note is being:

CHECK ONE BOX BELOW

(1)	☐	acquired for the undersigned’s own account, without transfer;

(2)	☐	transferred to the Company;

(3)	☐	transferred in accordance and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”);

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(4)	☐	transferred under an effective registration statement under the Securities Act;

(5)	☐	transferred in accordance with and in compliance with Regulation S under the Securities Act;

(6)	☐	transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), that has furnished a signed letter containing certain representations and agreements; or

(7)	☐	transferred in accordance with another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Company will refuse to register this Subordinated Note in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Company may require, prior to registering any such transfer of this Subordinated Note, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act such as the exemption provided by Rule 144 under such Act.

Signature:

Signature Guarantee:

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-l5).

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Subordinated Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:__________________________	Signature:____________________________________

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